UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: June 23, 2009 (Date of earliest event reported)

Milacron Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08485	31-1062125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4165 Half Acre Road, Batavia, Ohio		45103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 536-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Form 8-K

Item 1.01  Entry into a Material Definitive Agreement

As reported in the Company’s Current Report on Form 8-K filed on May 7, 2009, on May 3, 2009, Milacron Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) entered into a definitive Purchase Agreement (the “Purchase Agreement”) to sell substantially all of their assets to a company (the “Purchaser”) formed by affiliates of Avenue Capital Group, certain funds and/or accounts managed by DDJ Capital Management LLC and certain other entities that together hold approximately 93% of the Company’s 11½% Senior Secured Notes.

On June 25, 2009, the Debtors and the Purchaser entered into Amendment No. 2 to the Purchase Agreement (the “Amendment”).  Among other things, the Amendment (i) set the Closing Date for July 16 or such later date as specified obligations and conditions of the parties are satisfied or waived and (ii) restructured the transaction as a reorganization under section 368(a)(1)(G) of the United States Internal Revenue Code.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report.

Item 7.01  Regulation FD

On June 23, 2009, the Company filed with the Bankruptcy Court its monthly operating report for May 2009 (the “Monthly Operating Report”).  The Monthly Operating Report is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The Monthly Operating Report is available on the internet website of the claims agent Kurtzman Carson Consultants, LLC, at http://www.kccllc.net/.

Item 8.01

Other Events

At a hearing held on June 26, 2009, the United States Bankruptcy Court in the Debtors’ Chapter 11 proceeding (the “Court”) approved the sale of substantially all of the Debtors’ assets to the Purchaser pursuant to the Purchase Agreement.  The order approving the sale is expected to be entered on or about June 30, 2009.

The Purchase Agreement had been subject to higher offers from other parties, which were solicited in accordance with bid procedures approved by the Court.  The Debtors did not receive any higher offers on or prior to the June 24, 2009 bid deadline established by the Court and therefore requested Court approval of the sale pursuant to the Purchase Agreement at the June 26 hearing.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Description

10.1

Amendment No. 2 to Purchase Agreement among Milacron Inc., certain of its subsidiaries and MI 363 BID LLC, dated as of June 25, 2009

99.1

Monthly Operating Report for May 2009, filed with the United States Bankruptcy Court for the Southern District of Ohio, Western Division.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

Date: June 29, 2009 By:	/s/John C. Francy
Name: John C. Francy
Title: Vice President-Finance, Chief Financial Officer and Treasurer